Exhibit 10.1

EIGHTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Eighth Amendment to Amended and Restated Credit Agreement (the “Amendment”), is made this 1st day of September, 2015 among CROCS, INC., a corporation organized under the laws of the State of Delaware (“Crocs”), CROCS RETAIL, LLC, a limited liability company organized under the laws of the State of Colorado (“Retail”), OCEAN MINDED, INC., a corporation organized under the laws of the State of Colorado (“Ocean”), JIBBITZ, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), BITE, INC., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement (as defined below), collectively “Borrowers” and each a “Borrower”), the Lenders who have executed this Amendment and constitute Required Lenders (collectively, the “Consenting Lenders” and each individually a “Consenting Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Administrative Agent”).  All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the below-defined Credit Agreement, as amended hereby.

BACKGROUND

A.                                    On December 16, 2011, Borrowers, Lenders and Administrative Agent entered into, inter alia, that certain Amended and Restated Credit Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, including without limitation as amended by that certain First Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 10, 2012, that certain Second Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 12, 2013, that certain Third Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 27, 2013, that certain Fourth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of March 27, 2014, that certain Fifth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 26, 2014, that certain Sixth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 2, 2015, and that certain Seventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 21, 2015 the “Credit Agreement”) to reflect certain financing arrangements among the parties thereto.

B.                                    Borrowers have requested and Administrative Agent and Consenting Lenders have agreed to modify certain terms and provisions of the Credit Agreement on the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                          Amendments to Credit Agreement.  Upon the Effective Date (as defined below):

(a)                                 The definition of Consolidated EBITDAR in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

Consolidated EBITDAR shall mean for any period the sum of (i) net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding, in each case to the extent incurred or charged during the applicable period: (w) one-time non-cash charges with the consent of Administrative Agent in the aggregate not to exceed $25,000,000 for any trailing twelve month period ending after December 31, 2015, (x) any transaction costs associated with the Preferred Stock Issuance in an amount not to exceed $30,000,000 in the aggregate to the extent paid within 180 days of the closing of the Preferred Stock Issuance, (y) cash and non-cash charges incurred during the period beginning January 1, 2013 and ending June 30, 2014 in connection with store closings or restructuring, charges for inventory obsolescence, other corporate restructuring activities or contingent liabilities, in an amount not to exceed $25,000,000 in the aggregate or $10,000,000 with respect to cash charges), and (z) cash and non-cash charges incurred during the period beginning July 1, 2014 and ending December 31, 2015 in connection with legal settlements, asset impairments, charges associated with ongoing U.S. customs audits, disbursements made to invalid vendors and corporate restructuring activities, including, but not limited to, retail restructuring, costs associated with the transition from a direct to distribution model in foreign markets, inventory charges and write-offs, global staff reductions and personnel charges, new office locations, charges associated with the Borrowers’ SAP software system, charges relating to the exit, sublease and other costs associated with the company plane, other corporate restructuring activities or contingent liabilities, in an amount not to exceed $85,000,000 in the aggregate or $65,000,000 with respect to cash charges, plus (ii) all interest expense of Borrowers on a Consolidated Basis for such period, plus (iii) all charges against income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes, plus (iv) depreciation expenses for such period, plus (v) amortization expenses for such period, plus (vi) non-cash share based compensation expenses, plus (vii) Borrowers’ aggregate Rental Expenses for such period.

(b)                                 Clause (iii) of Section 8.2.5 of the Credit Agreement shall be amended and restated in its entirety as follows:

(iii) purchases, redemptions or retirements of equity interests of any Borrower (A) during the period from January 1, 2014 through December 31, 2014 in the amount not exceeding $146,000,000; (B) during the period from July 1, 2015 through September 30, 2015, in the amount not exceeding $40,000,000 and (C) at all times thereafter, so long as (1) the aggregate amount of all such purchases, redemptions or retirements does not exceed (x) $350,000,000 in the aggregate since January 1, 2014 and (y) $200,000,000 in the aggregate in any fiscal year, (2) at the time of and after giving pro

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forma effect to such purchases, redemptions or retirements, (I) no Potential Default or Event of Default has occurred and is continuing or would occur, and (II) Revolver Availability is not less than $25,000,000, and (3) Administrative Agent and Lenders shall have received the quarterly financial statements required under Section 8.3.1 hereof for the fiscal quarter ending September 30, 2015 together with a Compliance Certificate evidencing that the Fixed Charge Coverage Ratio for such fiscal quarter is not less than 1.00 to 1.00 (notwithstanding the minimum required Fixed Charge Coverage Ratio set forth in Section 8.2.14 for such fiscal quarter); provided, that, if Borrowers do not have a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for the fiscal quarter ending September 30, 2015, Borrowers shall be permitted to make such purchases, redemptions or retirements of equity interests of any Borrower upon (X) satisfaction of the conditions set forth in clauses (I) and (II) of this Section (C), and (Y) delivery to Administrative Agent and Lenders of the quarterly financial statements required under Section 8.3.1 hereof for any subsequent fiscal quarter together with a Compliance Certificate evidencing that the Fixed Charge Coverage Ratio for such fiscal quarter is not less than the ratio then required under Section 8.2.14 for such fiscal quarter;

(c)                                  Section 8.2.14 of the Credit Agreement shall be amended and restated in its entirety as follows:

8.2.14 Minimum Fixed Charge Coverage Ratio.  When measured for the four fiscal quarter period ending on each measurement date set forth below, the Loan Parties shall maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth below opposite thereto:

Measurement Date	Minimum Fixed Charge Coverage Ratio
March 31, 2015	1.00 to 1.00
June 30, 2015	1.00 to 1.00
September 30, 2015	0.95 to 1.00
December 31, 2015	1.00 to 1.00
March 31, 2016	1.15 to 1.00
June 30, 2016 and the last day of each fiscal quarter thereafter	1.25 to 1.00

Notwithstanding anything to the contrary, for purposes of calculating the Fixed Charge Coverage Ratio for any applicable testing period, any costs incurred in fiscal year 2014 by the Loan Parties in connection with the implementation of a SAP software system, in an aggregate amount not to exceed $30,000,000 shall not be deemed to be Unfunded Capital Expenditures or included in Fixed Charges.

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Section 2.                                          Acknowledgment of Guarantors.  With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor signatory hereto hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty Agreement (as modified and supplemented in connection with this Amendment) and any other Loan Document to which it is a party is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty or Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment.  Although Administrative Agent and the Consenting Lenders have informed the Guarantors of the matters set forth above, and the Guarantors have acknowledged the same, each Guarantor understands and agrees that neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guaranty Agreements or any other Loan Document to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

Section 3.                                          Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions (the date of such satisfaction, the “Effective Date”):

(a)                                 Administrative Agent shall have received this Amendment fully executed by the Borrowers, the Guarantors, Administrative Agent and Consenting Lenders; and

(b)                                 Administrative Agent shall have received an amendment fee of $30,000, to be allocated pro-rata among Agent and Consenting Lenders, by wire transfer in immediately available funds.

Section 4.                                          Representations and Warranties.  Each Loan Party:

(a)                                 reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that all are true and correct in all material respects as of the date hereof (except (i) to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date, and (ii) to the extent any such representations and warranties are qualified by materiality, in which case such representations and warranties were true and correct in all respects);

(b)                                 reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until satisfaction in full of the Obligations and termination of the Credit Agreement and the other Loan Documents;

(c)                                  represents and warrants to the Administrative Agent and the Lenders that no Potential Default or Event of Default has occurred and is continuing under any of the Loan Documents or will result from this Amendment;

(d)                                 represents and warrants to the Administrative Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited

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liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)                                  represents and warrants to the Administrative Agent and the Lenders that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 5.                                          General Provisions.

(a)                                 Payment of Expenses.  Borrowers shall pay or reimburse Administrative Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

(b)                                 Reaffirmation.  Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the other Loan Documents are hereby reaffirmed by each Loan Party and shall continue in full force and effect as therein written.

(c)                                  Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(d)                                 Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(e)                                  Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f)                                   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g)                                  Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS:

CROCS, INC.

By:	/s/ Jeffrey J. Lasher
Name: Jeffrey J. Lasher
Title: Chief Financial Officer

CROCS RETAIL, LLC

By:	/s/ Jeffrey J. Lasher
Name: Jeffrey J. Lasher
Title: Chief Financial Officer

OCEAN MINDED, INC.

By:	/s/ Jeffrey J. Lasher
Name: Jeffrey J. Lasher
Title: Chief Financial Officer

JIBBITZ, LLC

By:	/s/ Jeffrey J. Lasher
Name: Jeffrey J. Lasher
Title: Manager

BITE, INC.

By:	/s/ Jeffrey J. Lasher
Name: Jeffrey J. Lasher
Title: Chief Financial Officer

[Signature Page to Eighth Amendment (Crocs)]

GUARANTORS:

WESTERN BRANDS HOLDING COMPANY, LLC

By:	/s/ Jeffrey J. Lasher
Name: Jeffrey J. Lasher
Title: Chief Financial Officer

[Signature Page to Eighth Amendment (Crocs)]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Steve C. Roberts
Name: Steve C. Roberts
Title: Vice President

[Signature Page to Eighth Amendment (Crocs)]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Monica Popowczak
Name: Monica Popowczak
Title: Authorized Officer

[Signature Page to Eighth Amendment (Crocs)]

HSBC BANK USA, N.A.,
as a Lender

By:	/s/ Jean Frammolino
Name: Jean Frammolino
Title: Vice President

[Signature Page to Eighth Amendment (Crocs)]